                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 1998, except for Note 15 as to which the date is March 6, 1998, in Amendment No. 7 to the Registration Statement (Form S-4) and related Prospectus of Eye Care Centers of America, Inc. for the Registration of $100,000,000 of Senior Subordinated Notes due 2008 and $50,000,000 of Floating Interest Rate Subordinated Term Securities due 2008.


                                         Ernst & Young LLP


San Antonio, Texas
December 18, 1998